UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2017

JAGGED PEAK ENERGY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37995	81-3943703
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1125 17th Street, Suite 2400 Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)

(720) 215-3700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

Master Reorganization Agreement

On January 25, 2017, Jagged Peak Energy Inc., a Delaware corporation (the “Company”), entered into a Master Reorganization Agreement (the “Master Reorganization Agreement”) with Jagged Peak Energy LLC, a Delaware limited liability company (“JPE LLC”), Q-Jagged Peak Energy Investment Partners, LLC, a Delaware limited liability company (“Q-Jagged Peak”), JPE Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), JPE Management Holdings LLC, a Delaware limited liability company (“Management Holdco”), and the individuals listed on the signature pages thereto under the heading “Management Members” (collectively, the “Management Members”).

Subject to the terms and conditions set forth in the Master Reorganization Agreement, in connection with the closing of the Offering, (i) the equity interests (both capital interests and management incentive units) in JPE LLC will be recapitalized into a single class of units (“Units”), with the Units to be allocated among the existing owners of JPE LLC (the “Existing Owners”) in accordance with the terms of the limited liability company agreement of JPE LLC and calculated using an implied valuation for JPE LLC based on the initial public offering price of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) the Company’s officers and other employees that hold management incentive units in JPE LLC will contribute to Management Holdco certain of the Units issued to them in the recapitalization described above in exchange for membership interests in Management Holdco and (iii) JPE LLC will merge into Merger Sub, and the Existing Owners and Management Holdco will receive as consideration in the merger 174,367,454 and 10,236,958 shares of Common Stock, respectively, with such shares of Common Stock allocated among the Existing Owners and Management Holdco pro rata based on their relative ownership of Units. The foregoing transactions were undertaken in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) thereof. As a result of these transactions, JPE LLC will become a wholly owned subsidiary of the Company. The membership interests in Management Holdco that will be issued to the Company’s officers and other employees that hold management incentive units in JPE LLC in exchange for their Units will generally vest in equal installments on each of the first three anniversaries of the Company’s initial public offering of Common Stock (the “Offering”), subject to continued employment and other conditions, and will be settled in shares of Common Stock upon vesting.

The foregoing description is qualified in its entirety by reference to the full text of the Master Reorganization Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Underwriting Agreement

On January 26, 2017, the Company, JPE LLC, and certain stockholders of the Company (the “Selling Stockholders”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, for themselves and as representatives of the other underwriters named therein (the “Underwriters”), relating to the Offering of the Company’s Common Stock.

The Underwriting Agreement provides for the offer and sale of an aggregate of 31,599,334 shares of Common Stock, including 28,333,334 shares of Common Stock to be issued and sold by the Company and an aggregate of 3,266,000 shares of Common Stock to be sold by the Selling Stockholders, each at a price to the public of $15.00 per share ($14.175 per share net of underwriting discounts and commissions).

Pursuant to the Underwriting Agreement, Q-Jagged Peak, a Selling Stockholder in the Offering, has granted the Underwriters a 30-day option to purchase up to 4,739,900 additional shares of Common Stock to cover over-allotments. The material terms of the Offering are described in the prospectus, dated January 26, 2017 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 30, 2017, pursuant to Rule 424(b) under the Securities Act. The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-215179), initially filed by the Company on December 19, 2016 (as amended, the “Registration Statement”).

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company and the Selling Stockholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of such liabilities.

The Offering is expected to close on February 1, 2017, subject to the satisfaction of customary closing conditions, and the Company expects to receive proceeds from the Offering of approximately $397.1 million (net of underwriting discounts and commissions and estimated offering expenses). As described in the Prospectus, the Company intends to use a portion of the net proceeds of the Offering to fully repay the outstanding indebtedness under its credit facility and the remaining net proceeds to fund a portion of its 2017 capital program. The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described under the caption “Underwriting (Conflicts of Interest)” in the Prospectus , an affiliate of Wells Fargo Securities, LLC is a lender under JPE LLC’s existing credit facility and will receive 5% or more of the net proceeds of the Offering due to the repayment of borrowings thereunder. Therefore, Wells Fargo Securities, LLC is deemed to have a conflict of interest within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. Accordingly, the Offering was conducted in accordance with Rule 5121, which requires, among other things, that a “qualified independent underwriter” participate in the preparation of, and exercise the usual standards of “due diligence” with respect to, the Registration Statement and the Prospectus. Citigroup Global Markets Inc. agreed to act as a qualified independent underwriter for the Offering and to undertake the legal responsibilities and liabilities of an underwriter under the Securities Act, specifically including those inherent in Section 11 thereof. Citigroup Global Markets Inc. will not receive any additional fees for serving as a qualified independent underwriter in connection with the Offering. The Company has agreed to indemnify Citigroup Global Markets Inc. against liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act.

Pursuant to Rule 5121, Wells Fargo Securities, LLC will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder.

Additionally, the Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

2017 Long Term Incentive Plan

The description of the Jagged Peak Energy Inc. 2017 Long Term Incentive Plan (the “LTIP”) provided below under Item 5.02 is incorporated in this Item 1.01 by reference. A copy of the LTIP is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 under “Master Reorganization Agreement” is incorporated herein by reference.

Item 3.02      Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 under “Master Reorganization Agreement” is incorporated herein by reference.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On January 26, 2017, effective simultaneously with the effectiveness of the Registration Statement, the Board of Directors of the Company (the “Board”) appointed Roger L. Jarvis, James J. Kleckner, Michael C. Linn, John R. Sult and Dheeraj Verma as members of the Board.

As compensation for services provided as a member of the Board, Messrs. Jarvis, Kleckner, Linn and Sult will receive (i) an annual cash retainer of $55,000, (ii) a cash payment of $1,500 for each board meeting attended and (iii) an annual equity grant of $135,000 that will vest on the one-year anniversary of the grant date.

Messrs. Jarvis, Kleckner and Sult will serve as members on the Company’s audit committee, of which Mr. Sult will be the chairman. As members of the audit committee, they will each receive $1,000 for each audit committee meeting attended. As chairman of the audit committee, Mr. Sult will receive an additional annual cash retainer of $20,000.

The Company does not anticipate that Mr. Verma will receive any additional compensation for his service on the Board.

Further information regarding the compensation that Messrs. Jarvis, Kleckner, Linn, Sult and Verma will receive following the consummation of the Offering is also contained in the section of the Prospectus entitled “Executive Compensation and Other Information—Director Compensation” and is incorporated herein by reference.

In connection with the closing of the Offering, Messrs. Jarvis, Kleckner, Linn, Sult and Verma will each enter into an Indemnification Agreement with the Company in substantially the form previously filed as Exhibit 10.8 to Amendment No. 1 to the Registration Statement, filed by the Company on January 6, 2017.

Except as disclosed in the Registration Statement and the Prospectus, there are no arrangements or understandings between Messrs. Jarvis, Kleckner, Linn, Sult and Verma and any other person pursuant to which he was selected as a director. Messrs. Jarvis, Kleckner, Linn, Sult and Verma have no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Messrs. Linn and Verma serve as Senior Advisor and President, respectively, of Quantum Energy Partners, an affiliate of Q-Jagged Peak, which will own 68.7% of our Common Stock (or approximately 66.5% if the Underwriters’ over-allotment option is exercised in full) upon the closing of the Offering. Pursuant to the Stockholders’ Agreement to be entered into in connection with the closing of the Offering, which will be in substantially the form previously filed as Exhibit 4.3 to Amendment No. 2 to the Registration Statement, filed by the Company on January 13, 2017, Messrs. Linn and Verma will be deemed to be Q-Jagged Peak’s designees to the Board.

2017 Long Term Incentive Plan

On January 26, 2017, the Board adopted the LTIP for the benefit of employees, directors and consultants of the Company and its affiliates. The LTIP provides for the grant of all or any of the following types of equity-based awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, (5) stock awards, (6) dividend equivalents, (7) other stock-based awards, (8) cash awards, (9) substitute awards and (10) performance awards. Subject to adjustment in accordance with the terms of the LTIP, 21,200,000 shares of Common Stock have been reserved for issuance pursuant to awards under the LTIP. Common Stock withheld to satisfy exercise prices or tax withholding obligations will be available for delivery pursuant to other awards. The LTIP will be administered by the Board or an alternative committee appointed by the Board.

The foregoing description of the LTIP is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01                   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
1.1

Underwriting Agreement, dated as of January 26, 2017, by and among Jagged Peak Energy Inc., Jagged Peak Energy LLC, certain stockholders of the Company and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, for themselves and as representatives of the other underwriters named therein.

2.1*

Master Reorganization Agreement, dated January 25, 2017, by and among Jagged Peak Energy Inc., Jagged Peak Energy LLC, Q-Jagged Peak Energy Investment Partners, LLC, JPE Management Holdings LLC and the other parties named therein.

10.1	Jagged Peak Energy Inc. 2017 Long Term Incentive Plan.

*      Schedules and similar attachments to the Master Reorganization Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2017

JAGGED PEAK ENERGY INC.

By:	/s/ Christopher I. Humber
Name:	Christopher I. Humber
Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1

Underwriting Agreement, dated as of January 26, 2017, by and among Jagged Peak Energy Inc., Jagged Peak Energy LLC, certain stockholders of the Company and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC, for themselves and as representatives of the other underwriters named therein.

2.1*

Master Reorganization Agreement, dated January 25, 2017, by and among Jagged Peak Energy Inc., Jagged Peak Energy LLC, Q-Jagged Peak Energy Investment Partners, LLC, JPE Management Holdings LLC and the other parties named therein.

10.1	Jagged Peak Energy Inc. 2017 Long Term Incentive Plan.

*      Schedules and similar attachments to the Master Reorganization Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Commission upon request.